UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Consent Revocation Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TESSCO Technologies Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 6, 2020, TESSCO Technologies Incorporated (the “Company”) delivered a proposed Settlement Agreement Term Sheet to Robert B. Barnhill, Jr., which is set forth below in its entirety. The proposed Settlement Agreement Term Sheet contemplates, among other things, the following:

●	Mr. Barnhill and his associates would withdraw and terminate the consent solicitation;

●	Ms. Stephanie Dismore, Mr. Paul Gaffney, Ms. Cathy-Ann Martine-Dolecki, Mr. Ronald D. McCray and Mr. Sandip Mukerjee would remain on the Board of Directors of the Company (the “Board”);

●	Mr. J. Timothy Bryan and Ms. Kathleen McLean (two of Mr. Barnhill’s designees) would be immediately elected to the Board;

●	two additional independent directors will be added to the Board (with a target date of on or before December 31, 2020), which directors shall be chosen from among candidates proposed by shareholders, other than Mr. Barnhill, holding more than 10% of the Company’s outstanding stock;

●	Mr. Barnhill would be entitled to attend Board meetings in an advisory, non-voting role until the 2021 Annual Meeting of Shareholders of the Company to assist in the transition of the Board; and

●	the Board would amend the Bylaws to lower the threshold for shareholders to call a special meeting from 50% to 25%.

TESSCO Technologies Incorporated

Settlement Agreement Term Sheet

This non-binding term sheet (“Term Sheet”) is for discussion purposes only and does not constitute an agreement to proceed with anything described herein. This Term Sheet does not address all matters upon which any agreement must be reached in order to consummate an agreement, nor does it describe all of the terms, conditions, covenants, representations, warranties and other provisions that would be contained in a definitive settlement agreement (the “Settlement Agreement”). Unless and until agreed differently in writing, any party referenced herein may terminate discussions or negotiations regarding the Settlement Agreement at any time, without further obligations.

Parties

•     TESSCO Technologies Incorporated, a Delaware corporation (the “Company”).

•     Robert B. Barnhill, Jr. (“Mr. Barnhill”), UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust, RBB-TRB LLC, RBB-CRB LLC, Robert B Barnhill Jr & Janet W Barnhill Tr FBO Durkin Slattery Barnhill Trust, Janet W Barnhill Tr UA 6 9 2016 Janet W Barnhill Rev Trust, Winston Foundation, Incorporated and each of their present and future affiliates (all collectively with Mr. Barnhill, the “Investor Group”), and Donald Manley.

Board Composition

•     Effective upon the signing of the Settlement Agreement:

i.     Jay Baitler, Robert B. Barnhill, Jr., John Beletic, and Morton F. Zifferer would resign from the Board of Directors of the Company (the “Board”);

ii.    Stephanie Dismore, Paul Gaffney, Cathy-Ann Martine-Dolecki, Ronald D. McCray and Sandip Mukerjee (the “Existing Directors”) would remain on the Board;

iii.   J. Timothy Bryan and Kathleen McLean (the “Barnhill Designees”) would be immediately elected to the Board;

iv.   Two additional independent directors will be added to the Board (with a target date of on or before December 31, 2020), which directors shall be chosen from among candidates proposed by shareholders, other than Mr. Barnhill, holding more than 10% of the Company’s outstanding stock, subject to such nominees being reasonably acceptable to the Existing Directors and Barnhill Designees (such two new directors, along with the Barnhill Designees, the “Settlement Designees”);[1] and

v.    Robert B. Barnhill, Jr. would be entitled to attend Board meetings in an advisory, non-voting role until the 2021 Annual Meeting of Shareholders of the Company to assist in the transition of the Board.

•     The Company would nominate the Existing Directors and the Settlement Designees for election as directors at the 2021 Annual Meeting and will include them in the Company’s proxy statement, recommend in favor of their election and solicit proxies in favor of their election.

[1]	Note to draft: If these candidates can be identified prior to the signing of the Settlement Agreement, we would expect to include them in that Settlement Agreement.

Board Committee Composition	• Concurrently with his or her appointment to the Board, the Board will take such actions as are necessary to appoint each of the Settlement Designees to at least one committee of the Board.
Governance Matters

•     The Board would enhance its policy on diversity and inclusion with the input of the Settlement Designees.

•     The Board would amend the Bylaws to lower the threshold for shareholders to call a special meeting from 50% to 25%.

Confidentiality	• The Settlement Designees and Mr. Barnhill would not be permitted to share confidential information regarding the Company with the Investor Group without the Company’s consent.
Standstill	• Until the Termination Date, the Investor Group would commit to customary standstill restrictions relating to (i) share purchases (up to 20%), (ii) proxy contests, consent solicitations and other activist campaigns (including calling for any transaction or change in the Company’s management, directors, business, operations, strategy, governance, capitalization, corporate structure, affairs or other policies, formation of groups with other investors and other customary items), (iii) unsolicited takeover bids and (iv) related matters.
Voting Commitment	• Until the Termination Date, the Investor Group would agree to vote, consent or cause to be voted or consented to, with respect to all securities of the Company over which the Investor Group has voting control in accordance with the Board’s recommendations for all proposals.
Withdrawal	• The Investor Group would agree to withdraw and terminate its consent solicitation. • The Investor Group would agree to withdraw the shareholder list demand letter, dated as of September 25, 2020.
Covenant not to Sue	• Each party would undertake not to sue the other party until the Termination Date, except to remedy a breach of or enforce the Settlement Agreement.
Non-Disparagement	• Each party would commit not to make, nor to permit any of its respective affiliates to make, any public statement or any defamatory or disparaging private statement about the other party, subject to customary exceptions.
Press Release, Filings and Other Public Statements

•     Following the signing of the Settlement Agreement, the Company would issue a press release in form and content substantially in the form attached to the Settlement Agreement as an exhibit.

•     The Company would disclose the Settlement Agreement in a Form 8-K and/or DEFA14A filing filed with the SEC, and the Investor Group would disclose the Settlement Agreement in an amendment to its Schedule 13D filed with the SEC.

•     Except for the issuance of the press release and the making of the related SEC filings, neither party would make any public statement, or speak to any member of the media, about the other party without such party’s consent, except as required by law.

Termination

•     The Settlement Agreement would remain in effect until terminated. Either party would be able to terminate the Settlement Agreement by giving at least ninety (90) days’ written notice (the effective date of any termination, the “Termination Date”) at any time after 120 days before the deadline to nominate directors for the 2022 Annual Meeting.

•     Notwithstanding the foregoing, either party would be able to terminate the Settlement Agreement upon the failure to timely cure a material breach of the Settlement Agreement, and certain material obligations would terminate in connection with such a termination.

Expenses	• Each party would bear its own costs.
Specific Performance	• Each party would be entitled to specifically enforce the covenants and other agreements of the other party contained in the Settlement Agreement and to injunctive relief restraining the other party from breaching or threatening to breach the Settlement Agreement.
Governing Law	• Delaware

If you have any questions or need assistance executing your revocation,

please contact TESSCO’s proxy solicitor,

Innisfree M&A Incorporated

Shareholders may call toll-free: (877) 800-5195

Banks and Brokers may call collect: (212) 750-5833

Sidley Austin LLP and Ballard Spahr LLP are serving as legal counsel to the Special Committee of TESSCO’s Board of Directors.

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO Technologies, Inc. (NASDAQ: TESS) is a value-added technology distributor, manufacturer, and solutions provider serving commercial and retail customers in the wireless infrastructure and mobile device accessories markets. The company was founded more than 30 years ago with a commitment to deliver industry-leading products, knowledge, solutions, and customer service. TESSCO supplies more than 46,000 products from 350 of the industry’s top manufacturers in mobile communications, Wi-Fi, Internet of Things (“IoT”), wireless backhaul, and more. TESSCO is a single source for outstanding customer experience, expert knowledge, and complete end-to-end solutions for the wireless industry. For more information, visit www.tessco.com.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, strategy and plans and future prospects, and our expectations for future operations, are forward-looking statements. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially from those projected. These forward-looking statements may generally be identified by the use of the words “may,” “will,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “believes,” “estimates,” and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. These forward-looking statements are only predictions and involve a number of risks, uncertainties and assumptions, many of which are outside of our control. Our actual results may differ materially and adversely from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject. For additional information with respect to risks and other factors which could occur, see Tessco’s Annual Report on Form 10-K for the year ended March 29, 2020, including Part I, Item 1A, “Risk Factors” therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the SEC that are available at the SEC’s website at www.sec.gov and other securities regulators.

We are not able to identify or control all circumstances that could occur in the future that may materially and adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: the impact and results of the consent solicitation and other activism activities by Robert B. Barnhill, Jr. and certain other participants in his consent solicitation and/or other activist investors, termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers either directly or indirectly as a result of consolidation among large wireless services carriers and others within the wireless communications industry; the strength of our customers’, vendors’ and affinity partners’ business; negative or adverse economic conditions, including those adversely affecting consumer confidence or consumer or business spending or otherwise adversely impacting our vendors or customers, including their access to capital or liquidity, or our customers’ demand for, or ability to fund or pay for, the purchase of our products and services; our dependence on a relatively small number of suppliers and vendors, which could hamper our ability to maintain appropriate inventory levels and meet customer demand; changes in customer and product mix that affect gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; system security or data protection breaches; technology changes in the wireless communications industry or technological failures, which could lead to significant inventory obsolescence and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our relative bargaining power and inability to negotiate favorable terms with our vendors and customers; our inability to access capital and obtain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; claims against us for breach of the intellectual property rights of third parties; product liability claims; our inability to protect certain intellectual property, including systems and technologies on which we rely; our inability to hire or retain for any reason our key professionals, management and staff; health epidemics or pandemics or other outbreaks or events, or national or world events or disasters beyond our control; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

The above list should not be construed as exhaustive and should be read in conjunction with our other disclosures, including but not limited to the risk factors described in our most recent Annual Report on Form 10-K and other periodic reports filed with the SEC, under the heading “Risk Factors” and otherwise. Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We disclaim any duty to update any of these forward-looking statements after the date of this press release to confirm these statements to actual results or revised expectations.

Important Additional Information and Where to Find It

In connection with the consent solicitation initiated by Robert B. Barnhill, Jr. and certain other participants, TESSCO Technologies Incorporated (the “Company”) has filed a consent revocation statement and accompanying GREEN consent revocation card and other relevant documents with the Securities and Exchange Commission (the “SEC”). SHAREHOLDERS ARE STRONGLY ENCOURAGED TO CAREFULLY READ THE COMPANY’S CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING GREEN CONSENT REVOCATION CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the consent revocation statement, any amendments or supplements to the consent revocation statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov or the Company’s website at https://ir.tessco.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.